As filed with the Securities and Exchange Commission on February 27, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1200 Abernathy Road N.E., Suite 1200, Atlanta, GA	30328
(Address of Principal Executive Offices)	(Zip Code)
Mueller Water Products, Inc. Third Amended and Restated 2006 Stock Incentive Plan
Mueller Water Products, Inc. Second Amended and Restated Employee Stock Purchase Plan
(Full title of the plan)

Chason A. Carroll
Senior Vice President, General Counsel and Corporate Secretary
1200 Abernathy Road N.E., Suite 1200
Atlanta GA 30328
(Name and address of agent for service)

(770) 206-4200
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.				☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by Mueller Water Products, Inc., a Delaware corporation (the “Company” or the “Registrant”), relating to 5,100,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), of which (1) 3,300,000 shares of Common Stock are to be offered and sold under the Mueller Water Products, Inc. Third Amended and Restated 2006 Stock Incentive Plan, and such shares of Common Stock are in addition to the 8,000,000 shares of Common Stock registered pursuant to the Company’s Registration Statement on Form S-8 filed on June 5, 2006 with the Securities and Exchange Commission (the “SEC”) (file number 333-134737) (the “2006 Registration Statement”), the 8,000,000 shares of Common Stock registered pursuant to the Company’s Registration Statement on Form S-8 filed on February 10, 2009 with the SEC (file number 333-157218) (the “2009 Registration Statement”), and the 4,500,000 shares of Common Stock registered pursuant to the Company’s Registration Statement on Form S-8 filed on February 9, 2012 with the SEC (file number 333-179441) (the “2012 Registration Statement”); and (2) 1,800,000 shares of Common Stock are to be offered and sold under the Mueller Water Products, Inc. Second Amended and Restated Employee Stock Purchase Plan, and such shares of Common Stock are in addition to the 4,000,000 shares of Common Stock registered pursuant to the 2006 Registration Statement and 1,800,000 shares of Common Stock registered pursuant to the Company’s Registration Statement on Form S-8 filed on March 1, 2016 with the SEC (file number 333-209834) (the “2016 Registration Statement,” and together with the 2006 Registration Statement, 2009 Registration Statement, and 2012 Registration Statement, the “Prior Registration Statements”).
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Mueller Water Products, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 27, 2025.

MUELLER WATER PRODUCTS, INC.

By:	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Executive Vice President, Chief Financial Officer and Chief Legal and Compliance Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby severally and individually constitutes and appoints Marietta Edmunds Zakas and Steven S. Heinrichs, each of them severally, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act or to Instruction E to Form S-8, in each case which relates to this Registration Statement, and all instruments necessary or advisable in connection therewith and to file the same with the SEC, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Marietta Edmunds Zakas	Chief Executive Officer (principal executive officer)	February 21, 2025
Marietta Edmunds Zakas
/s/ Steven S. Heinrichs	Executive Vice President, Chief Financial Officer and Chief Legal and Compliance Officer (principal financial officer)	February 21, 2025
Steven S. Heinrichs
/s/ Suzanne G. Smith	Chief Accounting Officer (principal accounting officer)	February 25, 2025
Suzanne G. Smith
/s/ Stephen C. Van Arsdell	Non-Executive Chair and Director	February 21, 2025
Stephen C. Van Arsdell
/s/ Christian A. Garcia	Director	February 21, 2025
Christian A. Garcia
/s/ Thomas J. Hansen	Director	February 21, 2025
Thomas J. Hansen
/s/ Brian C. Healy	Director	February 21, 2025
Brian C. Healy
/s/ Christine Ortiz	Director	February 21, 2025
Christine Ortiz
/s/ Jeffery S. Sharritts	Director	February 21, 2025
Jeffery S. Sharritts
/s/ Bentina Chisolm Terry	Director	February 21, 2025
Bentina Chisolm Terry
/s/ Leland G. Weaver	Director	February 21, 2025
Leland G. Weaver

EXHIBIT INDEX

Exhibit No.	Description

4.1
Mueller Water Products, Inc. Third Amended and Restated 2006 Employee Stock Purchase Plan (incorporated by reference to Exhibit C to Mueller Water Products, Inc. Form DEF 14A (File no. 001-32892) filed on December 18, 2024).

4.2
Mueller Water Products, Inc. Second Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Exhibit B to Mueller Water Products, Inc. Form DEF 14A (File no. 001-32892) filed on December 18, 2024).

5.1*	Opinion of King & Spalding LLP.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of King & Spalding LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).
107*	Filing Fee Table.

*Filed herewith